Exhibit 10.2

CONFIDENTIAL

July 26, 2006

Attn: Ms. Jennie McCarthy

Optima Escrow, Inc.

3848 Carson Street, Suite 110

Torrance, California 90503

LETTER AGREEMENT AND JOINT ESCROW INSTRUCTIONS

In connection with the sale, assignment, and transfer of the equity securities (the “Securities”) of TGC Research Limited (“TGC”) held by Diametrics Medical, Inc. (“DMED”) to GluMetrics, Inc. (the “Purchaser”) as described in that certain letter agreement, dated July 26, 2006, a copy of which is attached hereto as Exhibit A (the “Master Letter Agreement”), Purchaser hereby agrees to deposit with Optima Escrow, Inc. (the “Escrow Agent”) an aggregate of $XXXX (the “Escrow Deposit”) to be held in escrow pursuant to the terms set forth below, for the benefit of DMED in connection with the compromise and settlement of the TGC Liabilities set forth on Exhibit B hereto (each a “Liability” and collectively, the “Liabilities”):

1.	The Escrow Deposit shall be deposited by the Escrow Agent in a fully-insured, interest bearing account, and shall not be commingled with any other funds. The Escrow Deposit shall not be used for any other purpose except as described in and pursuant to this letter agreement. Upon written request by DMED, the Escrow Agent shall promptly account to DMED for the Escrow Deposit, interest earned thereon and each disbursement therefrom.

2.	The Escrow Agent shall pay amounts to the creditors set forth on Exhibit B (the “Creditors”) from the Escrow Deposit from time to time only upon the written request of DMED in connection with the compromise and settlement of Liabilities to such Creditors. In the event that a compromise or settlement is reached concerning one or more of the Liabilities, DMED shall provide the Escrow Agent a written notification (“Notification”) of the disbursement amount, together with documentation (the “Documentation”) reasonably necessary to establish that such amount is sufficient to satisfy, compromise and/or discharge such Liability; except however, when the disbursement amount represents payment in full for the amount of the Liability set forth on Exhibit B, no such Documentation shall be necessary. A disbursement shall be made by Escrow Agent within three business days of receipt of the relevant Notification and Documentation. DMED shall provide a copy of such Notification and Documentation to Purchaser.

3.	If a compromise or settlement is reached with a Creditor to satisfy, discharge or compromise any Liability for an amount less than the amount set forth therefor in Exhibit B, the Escrow Agent shall pay the remainder of the Escrow Deposit with respect to such Liability to DMED within three business days of receipt of the Notification and Documentation concerning the payment of such Liability.

4.	Following the 90th calendar day after the date of this letter agreement, the Escrow Agent shall return the remaining Escrow Deposit, if any, to Purchaser; provided that all interest earned on the Escrow Deposit shall be paid to DMED within three business days of such date.

It is agreed that DMED shall have the sole authority to communicate and/or negotiate with the Creditors during the 90 calendar days following the date of this letter agreement, and that neither Purchaser nor Escrow Agent shall contact any of the Creditors except with the express written consent of DMED. Notwithstanding, it is hereby acknowledged by Purchaser and Escrow Agent that DMED is in no way obligated to negotiate or communicate with any of the Creditors; DMED shall only communicate or negotiate with the Creditors at its sole discretion.

This letter agreement shall in no way obligate, or be deemed to obligate, DMED to pay any amounts to any creditors of TGC with respect to the liabilities set forth on Exhibit B and neither such creditors nor any other party shall be a third party beneficiary of the agreements set forth herein. Purchaser and Escrow Agent hereby acknowledge and agree that DMED shall have no liability of any kind or nature whatsoever to the Purchaser, the Creditors or any third party in respect of the Liabilities. DMED makes no representations or warranties, express or implied, concerning TGC except as set forth in Exhibit C of the Master Letter Agreement.

Purchaser, DMED and Escrow Agent each acknowledge and agree that Escrow Agent will perform this letter agreement with impartiality toward both Purchaser and DMED.

Purchaser and DMED further agree to hold Optima Escrow, Inc., its officers, directors and employees free and harmless from any and all claims that may be made by or on behalf of any of Purchaser or DMED. Purchaser and DMED agree to defend Escrow Agent against any and all action or litigation as may arise as a result of the act(s) performed by Escrow Agent in connection with complying with the instructions contained herein, including but not limited to payment of any and all attorney fees should Escrow Agent be required to obtain an attorney or be involved in any litigation regarding same.

This letter agreement shall be interpreted in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed wholly within that jurisdiction, without reference to the conflicts of laws principles thereof.

This letter agreement may be executed in counterparts, each one of which shall be deemed an original and all of which taken together shall constitute one and the same document.

[Signature Page Follows]

Accepted and agreed:

OPTIMA ESCROW, INC.

By:	/s/ Jennie McCarthy
Name:	Jennie McCarthy
Title:	Escrow Officer

DIAMETRICS MEDICAL, INC.

By:	/s/ Heng Chuk
Name:	Heng Chuk
Title:	Chief Financial Officer & Secretary

GLUMETRICS, INC.

By:	/s/ William Markle
Name:	William Markle
Title:	President & Chief Executive Officer

Exhibit A

Master Letter Agreement

[See Attached]

Exhibit B

TGC Liabilities

[See Attached]